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                                                                   EXHIBIT 24.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statement of JG Industries, Inc. and Subsidiaries on Form S-8 of our report dated April 23, 1996 on our audits of the consolidated financial statements and the financial statement schedule of JG Industries, Inc. and Subsidiaries as of January 27, 1996 and January 28, 1995, and for each of the three fiscal years in the period ended January 27, 1996, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Chicago, Illinois
May 8, 1996

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